Exhibit 99.1

MICRONET LTD
2015 CONSOLIDATED FINANCIAL STATEMENTS

MICRONET LTD.
 CONSOLIDATED BALANCE SHEETS
(In Thousands)

	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	NIS	8,502
Marketable securities		22,020
Trade account receivables, net		12,219
Inventories		21,555
Other accounts receivable		2,964
Total current assets		67,260

Property and equipment, net		5,085
Intangible assets and others, net		11,342
Long term deposit		50
Goodwill		5,720
Deferred taxes		1,879
Total long term assets		24,076

Total assets	NIS	91,336

MICRONET LTD.
  CONSOLIDATED BALANCE SHEETS
(In Thousands)

	December 31, 2015
LIABILITIES AND EQUITY

Short term bank credit and current portion of long term bank loans	NIS	11,366
Trade accounts payable		15,208
Other accounts payable		5,386
Total current liabilities		31,960

Long term loans from banks		1,417
Finance lease		87
Accrued severance pay, net		204
A liability for Chief scientist		404
Total long term liabilities		2,112

Stockholders’ Equity:
Common stock		2,132
Additional paid in capital		22,750
Capital reserve for IAS 19		(895)
Capital reserve for translation adjustments		2,238
Capital reserve for share-based payment transactions		55
Retained earnings		30,984
Total equity		57,264

Total Liabilities and equity	NIS	91,336

MICRONET LTD.
 CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Earnings Per Share data)

	Year ended December 31,
	2015

Revenues	NIS	56,628
Cost of revenues		39,885
Gross profit		16,743
Operating expenses:
Research and development		7,682
Selling and marketing		4,575
General and administrative		10,349
Total operating expenses		22,606
Loss from operations		(5,863)

Finance expense, net		(412)
Loss before provision for income taxes		(6,275)
Provision for income taxes		770
Net loss		(5,505)
Transfer to a capital reserve for IAS 19		89
Adjustments resulting from the translation of financial statements of foreign operations		36
Net loss	NIS	(5,380)
Loss per share Enertec:
Basic	NIS	(0.292)
Diluted	NIS	(0.292)

MICRONET LTD.
STATEMENTS OF CHANGES IN EQUITY
 (NIS in Thousands)

	Share capital	Share premium	Capital reserve for share-based payment transactions	Retained earnings	Capital reserve for translation adjustments	Capital reserve for IAS 19	Total equity
Balance, January 1, 2013	1,985	17,549	3,327	30,367	-	(1,509)	51,719
Exercise of warrants	114	3,567	(1,933)	-	-	-	1,748
Dividend paid to non-controlling interest	-	-	-	(5,000)	-	-	(5,000)
Dividends declared to non-controlling interest	-	-	-	(6,000)	-	-	(6,000)
Comprehensive income	-	-	-	18,174	-	170	18,344
Cost of share-based payment	-	-	28	-	-	-	28

Balance, December 31, 2013	2,099	21,116	1,422	37,541	-	(1,339)	60,839
Exercise of warrants	33	1,634	(1,376)	-	-	-	291
Comprehensive loss	-	-	-	(1,052)	2,202	355	1,505
Cost of share-based payment	-	-	9	-	-	-	9

Balance, December 31, 2014	2,132	22,750	55	36,489	2,202	(984)	62,644
Comprehensive loss	-	-	-	(5,505)	36	89	(5,380)
Balance, December 31, 2015	2,132	22,750	55	30,984	2,238	(895)	57,264

MICRONET LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Year ended December 31,
	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	NIS	(5,505)

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization		4,722
Financial expenses, net accrual-basis financial		412
A liability for Chief scientist		(203)
A capital gain from sale of fixed assets		33
Income taxes in the income statement		(770)
Decrease in accrued severance pay, net		70
		4,264
Changes in operating assets and liabilities (net of impact of acquisition):
Increase in trade account receivables		5,368
Increase in other account receivables		(1,177)
Increase in inventories		(1,101)
Decrease in trade account payables		(3,555)
Decrease in other account payables		97
	NIS	(368)

Cash paid and received during the year for
Interest paid		(454)
Interest received		916
Taxes paid		(338)
		124
Net cash used in operating activities	NIS	(1,485)

MICRONET LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Year ended December 31,
	2015
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment		(888)
Purchase of intangible assets		(12)
Proceeds from sale of fixed assets		29
Sales of marketable securities		2,278
Leasing deposit and prepaid expenses		61
Granting of loans to employees		(154)

Net cash provided by investing activities	NIS	1,314

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of banks loan		(21,862)
Receipt of bank loan		19,030
Repayment liability in respect of financial leasing		(165)
Receipt of investment grants, net		567

Net cash used in financing activities	NIS	(2,430)

TRANSLATION ADJUSTMENT OF CASH AND CASH EQUIVALENTS		(67)

NET CASH DECREASE IN CASH AND CASH EQUIVALENTS		(2,668)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD		11,170

CASH AND CASH EQUIVALENTS AT END OF PERIOD	NIS	8,502

MICRONET ENERTEC TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
Appendix A

Acquisition of a business, net of cash acquired:

Inventory	NIS	(4,688)
Property and equipment		(223)
Intangible assets		(14,711)
Goodwill		(5,096)
Total	NIS	(24,718)